MALIBU MINERALS, INC.

PLACEMENT AGENT AGREEMENT

International Capital Partners SA
Rue de Rhone 59
1204 Geneva, Switzerland

June 29, 2007

Ladies and Gentlemen:

This Placement Agent Agreement (the “Agreement”) confirms the retention by Malibu Minerals, Inc., a Nevada corporation (“MMI” or the “Company”), of International Capital Partners SA (“ICP” or the “Placement Agent”; the Company and ICP shall be collectively referred to as the “Parties”), to act as the sales agent, on a best efforts basis, in connection with the Placement (as defined below) for IOGI, on the terms set forth below.

MMI proposes to offer and sell in a Private Placement Offering (the “PPO” or the “Placement”) shares of common stock of MMI, $0.001 par value per share (the “Common Stock” or the “Shares”), having an aggregate purchase price (“Purchase Price”) of up to $5,000,000. The PPO offering will be made on a “best efforts, no minimum (the “Minimum Offering Amount), $5,000,000 maximum basis (the “Maximum Offering Amount). The Shares will be offered and sold in accordance with Regulation S of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 903(b)(3) promulgated thereunder, although the Company reserves the right to expand the Placement, at some future time, to include offers and sales to US Persons that comply with Section 4(2) and/or Regulation D under the 1933 Act. ICP will act as Placement Agent for the Shares.

The Purchase Price per Share shall be $0.90.

The Private Placement Memorandum to be used in connection with the PPO (the “Memorandum”), as it may be amended or supplemented from time to time, and the forms of the Subscription Agreement (the “Subscription Agreement”), investors registration rights agreement (the “Registration Rights Agreement”), and Confidential Prospective Purchaser Questionnaire (the “Questionnaire”) to be entered into by and between the Company and each subscriber for the Placement (the “Subscribers”) and the exhibits which are part of the Memorandum, Subscription Agreement, Questionnaire and Registration Rights Agreement are collectively referred to herein as the “Offering Documents.” The Offering Documents, together with (i) this Agreement, (ii) the Escrow Agreement (as defined in Section (b)(iv)(vi)(B)(viii) hereof), and (iii) any exhibits, schedules, supplements and appendices which are part of the Offering Documents or this Agreement are collectively referred to herein as the “Transaction Documents.”

The Company will deliver to ICP a reasonable number of copies of the Transaction Documents in form and substance satisfactory to ICP and its counsel.

Each Subscriber will be required to deliver, among other things, executed copies of the Subscription Agreement, the Registration Rights Agreement and the Questionnaire which shall include, among other things, representations by the Subscriber to the Company and the Placement Agent, that such Subscriber has received and reviewed the Company’s SEC filings including the Company’s Current Report on Form 8-K dated May 29, 2007 which discloses, among other things, the closing under the December 29, 2006 Acquisition Agreement, as amended (the “Acquisition Agreement”), entered into by and among the Company, Flex Fuels Energy Limited (“Flex Fuels”), the shareholders of Flex Fuels and the individual signatories’ thereto. The Company shall provide to each Subscriber a copy of the Acquisition Agreement, as amended, in order to disclose the material terms of the Company’s acquisition of the remaining 85% of the entire authorized share capital of Flex Fuels. The Subscription Agreement and the Questionnaire shall include, among other things, representations by the Subscriber to the Company and the Placement Agent, of such Subscriber’s ability to participate in the Placement as is reasonably deemed necessary by counsel to the Company and the Placement Agent, including but not limited to, representations by each Subscriber that such Subscriber is not deemed to be “U.S. Person” (as such term is defined in the Securities Act) pursuant to Regulation S and that such person is an “accredited investor” under Regulation D promulgated under the 1933 Act. The Subscription Agreement shall include, among other things, a representation that the Subscriber will not offer or sell the Shares for a period of twelve months from closing and that thereafter the Subscriber will not offer or sell the Shares except pursuant to an effective Registration Statement, in compliance with Regulation S, or in compliance with another exemption from registration under the 1933 Act.

1. Appointment of Placement Agent.

ICP is hereby appointed as exclusive placement agent of the Company (subject to ICP’s right to have foreign dealers (“Selected Dealers”) participate in the Placement) during the “PPO Period” (defined below) for the purposes of assisting the Company in finding qualified Subscribers. The offering period for the PPO (the “PPO Period”) shall commence on the day the Offering Documents are first made available to the Placement Agent by the Company for delivery in connection with the PPO, which is expected to be on or about June 29, 2007 (the “Delivery Date” or the “Commencement Date”) and shall continue until the earlier to occur of: (i) the sale of all of the Shares, or (ii) the close of business on July 31, 2007. The day that the PPO Period expires is hereinafter referred to as the “PPO Termination Date.

(a) Subject to the performance by the Company of all of its obligations to be performed under this Agreement and to the completeness and accuracy of all representations and warranties of the Company contained in this Agreement, the Placement Agent hereby accepts such agency and agrees to use its best efforts to assist the Company in finding qualified Subscribers. It is understood that the Placement Agent has no commitment to sell the Shares. ICP’s agency hereunder is not terminable by the Company except upon termination of the PPO Offering Period.

(b) Subscriptions for Shares shall be evidenced by the execution by Subscribers of a Subscription Agreement, Registration Rights Agreement and Questionnaire. No Subscription Agreement shall be effective unless and until it is accepted and countersigned by the Company. The Placement Agent or the Company shall not have any obligation to independently verify the accuracy or completeness of any information contained in any Subscription Agreement or the authenticity, sufficiency, or validity of any check delivered by any prospective Subscriber in payment for Shares.

(c) The Placement Agent and/or its affiliates may be Subscribers in the Placement; provided that said Placement Agent and/or its affiliates satisfy all of the conditions and provide appropriate representations set forth in the Transaction Documents.

2. Representations and Warranties of the Company. Except as set forth in the Transaction Documents or in a Disclosure Schedule attached hereto, the Company represents and warrants to the Placement Agent and each Selected Dealer, if any, as follows:

(a) Securities Law Compliance. The offer, offer for sale, and sale of the Shares have not been registered with the United States Securities and Exchange Commission (the “SEC”). The Shares are to be offered, offered for sale and sold in reliance upon the exemptions from the registration requirements of Section 5 of the 1933 Act. Except as the Placement may be expanded in the future to include offers and sales to US Persons made in compliance with Section 4(2) and/or Regulation D under the 1933 Act, the Company and the Placement Agent will conduct the Placement in compliance with the requirements of Regulation S under the 1933 Act and Rule 903(b)(3) thereof. The Company will prepare the Offering Documents. None of the representations or warranties of the Company contained in this Agreement or any information appearing in any of the Transaction Documents contains, or on or prior to Closing will contain, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. If at any time prior to the completion of the Placement or other termination of this Agreement any event shall occur as a result of which it might become necessary to amend or supplement the Offering Documents so that they do not include any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading, the Company will promptly notify the Placement Agreement and will supply the Placement Agreement with amendments or supplements correcting such statement or omission. The Company will also provide the Placement Agent for delivery to all offerees and purchasers and their representatives, if any, any information, documents and instruments which the Placement Agent deems reasonably necessary to comply with applicable securities laws, subject to the non-disclosure obligations of the offerees reasonably required by the Company.

(b) Organization. The Company is duly organized and validly existing under the laws of the jurisdiction in which it was organized, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any event or change in circumstance, whether or not directly or indirectly caused by management or arising independently of management’s control, that has or could reasonably be deemed to have in the future, a material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company or on the transactions contemplated hereby, or on the other Transaction Documents or the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.

(c) SEC Documents: Financial Statements. Except as set forth on Schedule 2(c), the Company has filed all reports, schedules, forms, statements and other documents currently required to be filed by it with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”). The Company has delivered to ICP, or made available through the SEC’s website at http://www.sec.gov., true and complete copies of the SEC Documents. As of their respective dates, the financial statements of the Company disclosed in the SEC Documents (the “Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and, fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to ICP which is not included in the SEC Documents, including, without limitation, information referred to in the other Transaction Documents, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) 10(b)-5. The SEC Documents do not include any untrue statements of material fact, nor do they omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

(e) Absence of Changes. Since the date (the “Balance Sheet Date”) of the most recent balance sheet (the “Balance Sheet”) included in the SEC Documents and except as set forth in the SEC Documents, the Company has not (i) incurred any debts, obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities incurred in the usual and ordinary course of business and consistent with past practices, having individually or in the aggregate a Material Adverse Effect, (ii) made or suffered any material changes in its contingent obligations by way of guaranty, endorsement (other than the endorsement of checks for deposit in the usual and ordinary course of business), indemnity, warranty or otherwise, (iii) discharged or satisfied any material liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the Balance Sheet, and current liabilities incurred since the Balance Sheet Date, in each case in the usual and ordinary course of business and consistent with past practices, (iv) mortgaged, pledged or subjected to lien any of its material assets, tangible or intangible, (v) sold, transferred or leased any of its material assets except in the usual and ordinary course of business and consistent with past practices, (vi) cancelled or compromised any debt or claim, or waived or released any right, of material value except in the usual and ordinary course of business and consistent with past practices, (vii) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of the Company, (viii) entered into any material transaction other than in the usual and ordinary course of business except for this Agreement, the other Transaction Documents and the related agreements referred to herein and therein, (ix) encountered any material labor difficulties or labor union organizing activities, (x) made or granted any wage or salary increase or entered into any employment agreement other than in the ordinary course of business, (xi) issued or sold any shares of capital stock or other securities or granted any options with respect thereto, or modified any equity security of the Company, (xii) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding equity securities, (xiii) suffered or experienced any change in, or condition affecting, its condition (financial or otherwise), properties, assets, liabilities, business operations, or results of operations other than changes, events or conditions in the usual and ordinary course of its business and consistent with past practices, having (either by itself or in conjunction with all such other changes, events and conditions) a Material Adverse Effect, (xiv) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, or (xv) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

(f) Litigation. Except as disclosed in the SEC Documents, there is no material action, suit, investigation, customer complaint, claim or proceeding at law or in equity by or before any arbitrator, court, governmental instrumentality or agency, self-regulatory organization or body or public board now pending or, to the knowledge of the Company, threatened against the Company of any of the officers or directors of the Company in their capacities as such (or basis therefor known to the Company), the adverse outcome of which would have a Material Adverse Effect. To its knowledge, the Company is not subject to any judgment, order, writ, injunction or decree of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which have a Material Adverse Effect.

(g) Non-Defaults; Non-Contravention. The Company is not in violation of or in default under, nor will the execution and delivery of this Agreement or any of the Transaction Documents or consummation of the transactions contemplated herein or therein result in a violation of or constitute a default in the performance or observance of any obligation under: (i) its Articles of Incorporation, or its By-laws; or (ii) any indenture, mortgage, contract, material purchase order or other agreement or instrument to which the Company is a party or by which it or its property is bound, where such violation or default would have a Material Adverse Effect; or (iii) any material order, writ, injunction or decree of any court of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, where such violation or default would have a Material Adverse Effect, and to the Company’s knowledge, there exists no condition, event or act which constitutes, nor which after notice, the lapse of time or both, could constitute a default under any of the foregoing, which in either case would have a Material Adverse Effect.

(h) Taxes. Except as set forth on Schedule 2(h), the Company has filed all Federal, state, local and foreign tax returns which are required to be filed by it or otherwise met its disclosure obligations to the relevant agencies and all such returns are true and correct in all material respects. The Company has paid or adequately provided for all tax liabilities of the Company as reflected on such returns or pursuant to any assessments received by it or which it is obligated to withhold from amounts owing to any employee, creditor or third party. The tax returns of the Company have never been audited by any state, local or Federal authorities. The Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency.

(i) Compliance With Laws; Licenses, Etc. The Company has not received notice of any violation of or noncompliance with any Federal, state, local or foreign, laws, ordinances, regulations and orders applicable to its business which has not been cured, the violation of, or noncompliance with which, would have a Material Adverse Effect.

(j) Authorization of Agreement, Etc. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated by the Transaction Documents, including without limitation the issuance of the Shares, have been duly authorized by the Company’s Board of Directors (the “Board”) and no further consent or authorization is required by the Company, the Board or the Company’s stockholders. The Transaction Documents, when executed, will have been duly executed and delivered by the Company, and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(k) Authorization of the Shares. The issuance, sale and delivery of the Shares, shall have been duly authorized by all requisite corporate action of the Company. When issued, sold and delivered in accordance with the Transaction Documents for the consideration set forth therein, the Shares will be duly executed, issued and delivered, will be free and clear of all liens, encumbrances and claims, and will constitute valid and legal obligations of the Company enforceable in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies and, in each case, will not be subject to preemptive or any other similar rights of the stockholders of the Company or others which rights except as set forth herein or which shall not have been waived prior to the closing of the Placement.

(l) Exemption from Registration. Assuming (i) the accuracy of the information provided by the respective Subscribers in the Offering Documents and (ii) that the Placement Agent has complied in all material respects with this Agreement and the provisions of Regulation S promulgated under the 1933 Act, the offer and sale of the Shares in the Placement pursuant to the terms of this Agreement will be exempt from the registration requirements of the 1933 Act and the rules and regulations promulgated thereunder.

(m) Brokers. Neither the Company nor any of its officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions contemplated by this Agreement other than the Placement Agent and Selected Dealers.

(n) No Integrated Offering. None of the Company, any of its affiliates, and any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Shares under the 1933 Act or cause the Placement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company is currently listed or designated. None of the Company, its affiliates and any person acting on its behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Shares under the 1933 Act or cause the Placement to be integrated with other offerings.

(o) Application of Takeover Protections; Rights Agreement. Except as set forth on Schedule 2(o), the Company and the Board have not adopted any poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision and have not taken any action to render inapplicable any control share acquisition or business combination which is or could become applicable as a result of the transactions contemplated by this Agreement. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(p) Right of First Refusal. No person, firm or other business entity is a party to any agreement, contract or understanding, written or oral entitling such party to a right of first refusal with respect to offerings by the Company.

(q) Foreign Corrupt Practices. Neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (ii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(r) Capitalization. As at the date hereof, the authorized capital for the Company consists of 510,000,000 shares consisting of authority to issue up to 500,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, $0.001 par value per share (the “Preferred Stock”) of which 64,454,494 shares of Common Stock and no shares of Preferred Stock are presently issued and outstanding. As at the date hereof, the Company has not granted any stock options or common stock purchase warrants and no other securities exercisable or convertible into shares of Common Stock are issued and outstanding.

(s) Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures required by the 1934 Act and such controls and procedures are effective to insure that all material information concerning the Company is made known, on a timely basis, to the individuals responsible for the preparation of the Company’s filings with the SEC.

(t) Sarbanes-Oxley. The Company is in material compliance with all of the applicable securities laws and is in compliance with all required provisions of the Sarbanes-Oxley Act of 2002 and the rules of the SEC thereunder applicable to it on the date hereof.

(u) Environmental Compliance. The operations carried on by the Company are in material compliance with all applicable federal, state and municipal environmental, health and safety statutes, regulations and permits. To the knowledge of the Company, none of such operations is subject to any judicial or administrative proceeding alleging the violation of any federal, state or municipal environmental, health or safety statute or regulation or is subject to any investigation concerning whether any remedial action is needed to respond to a release of any hazardous material into the environment.

3. Closing; Placement and Fees.

(a) Closing of the Placement. The closing (the “Closing”) shall take place at the New York offices of Gottbetter & Partners, LLP, counsel for the Placement Agent, no later than five days following the PPO Termination Date, which Closing Date may be adjourned by written agreement between the Company and the Placement Agent. At the Closing, payment for the Shares issued and sold by the Company shall be made against delivery of the certificates for the Shares sold.

(b) Conditions to Placement Agent’s Obligations. The obligations of the Placement Agent hereunder will be subject to the accuracy of the representations and warranties of the Company herein contained as of the date hereof and as of the Closing Date of the Placement, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(i) Due Qualification or Exemption. At Closing no stop order suspending the sale of the Shares shall have been issued, and no proceedings by a governmental agency, self-regulatory organization or any securities exchange for that purpose shall have been initiated or threatened.

(ii) No Material Misstatements. Neither the Offering Documents or any supplement thereto, will contain any untrue statement of a fact which in the opinion of the Placement Agent is material, or omit to state a fact, which in the opinion of the Placement Agent is material and is required to be stated therein, or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iii) Completion and Compliance with Agreements. The Company will have provided Placement Agent with executed copies of all Transaction Documents in forms reasonably acceptable to the Placement Agent and its counsel and will have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to Closing.
(iv) Corporate Action. The Company will have taken all necessary corporate action, including, without limitation, obtaining the approval of the Board, and, if necessary, its stockholders, for the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and the Placement contemplated hereby.

(v) Opinion of Counsel. The Placement Agent shall receive the opinion of Sichenzia Ross Friedman Ference LLP, counsel to the Company, addressed to the Placement Agent and the Subscribers, covering any legal matters that the Placement Agent may reasonably request.

(vi) Officers’ Certificate. The Placement Agent shall receive a customary certificate of the Company at or prior to Closing.

(A) signed by the Chief Executive Officer and Chief Financial Officer thereof, that the representations and warranties contained in Section 2 hereof are true and accurate in all material respects as of the date hereof and at such Closing with the same effect as though expressly made at such Closing; and

(B) signed by the Chief Executive Officer or the Secretary thereof, with respect to the matters set forth in Sections (b)(iii) and (c)(iv) hereinabove.

(vii) Due Diligence. The Placement Agent shall have completed and been satisfied with the results of its due diligence investigation of the Company, including, without limitation, the Company’s financial statements, projections, expense budgets, business prospects, capital structure, background searches and contractual arrangements.

(viii) Escrow Agreement. The Placement Agent shall receive a copy of a duly executed escrow agreement regarding the deposit of funds pending the Closing of the PPO with a bank or trust company acceptable to the Placement Agent (the “Escrow Agreement”). Gottbetter & Partners, LLP shall serve as escrow agent under the Escrow Agreement.

(c) Blue Sky. At the direction of special counsel to the Placement Agent, the Company will file the necessary documents, if any, so that offers and sales of Shares to be offered in the Placement may be made in all foreign jurisdictions where the Shares are intended to be offered.

(d) Placement Fees and Expenses.

(i) PPO. Simultaneously with payment for and delivery of the Shares at Closing, the Company shall pay to ICP a placement agent fee equal to 10% of the raised proceeds.

(ii) Interest. In the event that for any reason the Company shall fail to pay to the Placement Agent all or any portion of the fees payable hereunder when due, interest shall accrue and be payable on the unpaid cash balance due hereunder from the date when first due through and including the date when actually collected by the Placement Agent, at a rate equal to four percent above the prime rate of Citibank, N.A., in New York, New York, computed on a daily basis and adjusted as announced from time to time. The Placement Agent will be paid a placement fee as set forth in Section 3(e)(i), payable by wire transfer to the order of the Placement Agent out of the subscription proceeds to be disbursed from the escrow account on the Closing Date.

(e) No Adverse Changes. There shall not exist at the time of the Closing (i) any domestic or international event, act or occurrence which has materially disrupted, or is substantially likely to in the immediate future materially disrupt, the securities markets; (ii) a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange or other national market or exchange or in the over-the-counter market; (iii) any outbreak of major hostilities or other national or international calamity; (iv) any banking moratorium declared by a state or federal authority; (v) any moratorium declared in foreign exchange trading by major international banks or other persons; (vi) any material interruption in the mail service or other means of communication within the United States; (vii) any material adverse change in the business, properties, assets, results of operations, or financial condition of the Company; or (viii) any material adverse change in the market for securities in general or in political, financial, or economic conditions which, in the Placement Agent’s reasonable judgment, makes it inadvisable to proceed with the Placement. If this Agreement is terminated pursuant to this section, such termination shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) of any party to any other party hereto.

(f) Additional Fees and Expenses. If at the request or agreement of the Company, the Placement Agent performs other or additional services beyond those set forth in this Agreement, the Company and the Placement Agent will negotiate in good faith an appropriate level of additional compensation for such services. The Company and the Placement Agent will reach an agreement in such negotiations prior to the Placement Agent performing such other or additional services.

4. Covenants of the Company.

(a) Use of Proceeds. The net proceeds of the PPO will be used by the Company substantially as set forth in the Memorandum.

(b) Expenses of Offering. Except as otherwise provided herein, the Company shall be responsible for, and shall bear all expenses directly incurred in connection with, the proposed Placement including, but not limited to, (i) legal fees of the Company’s counsel relating to the costs of preparing and/or reviewing the Transaction Documents and all amendments, supplements and exhibits thereto, and (ii) printing fees relating to the Transaction Documents. ICP shall be responsible for Blue Sky fees, escrow agent fees, and the fees and disbursements of Placement Agent’s counsel and special blue sky counsel.

If the Company decides not to proceed with the Placement for any reason (other than the material breach of the Placement Agent’s representations, warranties or covenants contained in this Agreement, or any situation resulting from any SEC action which interferes with, delays or prohibits completion of the Placement) or if the Placement Agent decides not to proceed with the Placement because of a material breach by the Company of its representations, warranties, or covenants in this Agreement or as a result of material adverse changes in the affairs of the Company, the Company will be obligated to pay the Placement Agent, as liquidated damages, a financial advisory and structuring fee of $30,000.

(c) Notification. The Company shall notify the Placement Agent immediately, and in writing, (i) when any event shall have occurred during the period commencing on the date hereof and ending on the later of the Closing or the Termination Date as a result of which the Offering Documents would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) of the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification or registration of the Shares, or of any exemption from such registration or qualification, in any jurisdiction. The Company will use its best efforts to prevent the issuance of any such modification, rescission, withdrawal or suspension and, if any such modification, rescission, withdrawal or suspension is issued and the Placement Agent so request, to obtain the lifting thereof as promptly as possible.

(d) Press Releases, Etc. Except as set forth on Schedule 4(d) and except where deemed advisable by the Company’s legal counsel to comply with applicable international, federal and/or state laws, rules and regulations or if required by applicable international, federal and/or state laws, rules and regulations, the Company shall not, during the period commencing on the date hereof and ending on the PPO Termination Date, issue any press release or other communication, or hold any press conference with respect to the Company, or its financial condition, results of operations, business, properties, assets, or liabilities, or the Placement, without the prior consent of the Placement Agent, which consent shall not be unreasonably withheld, condition or delayed. The Company shall not include information with respect to the Placement or use the Placement Agent’s name in any press release, advertisement or on any website maintained by the Company with out the prior written consent of the Placement Agent, such consent not to be unreasonably withheld, conditioned or delayed.

(e) Executive Compensation. The compensation of the Company’s executive officers which are compensated solely by the Company and not any of its subsidiaries shall not increase during the 1 year period from May 29, 2007, without the approval of a majority of the disinterested members of the Board of Directors of the Company.

(f) Investor Registration Rights Agreement. The Company shall register the Shares for resale by filing a Registration Statement (the “Registration Statement”) on Form SB-2, or if Form SB-2 is not available, on another appropriate form covering the Shares. The Company and the Subscribers shall enter into a Registration Rights Agreement providing that the Company will use its best efforts to file the Registration Statement as soon as reasonably practicable but on or before August 27, 2007, (the “Filing Date”), and shall use its best efforts to cause such Registration Statement to become effective within one hundred twenty (120) days after the Filing Date (the “Effectiveness Deadline”). The Company agrees to respond to any comments from the SEC within fifteen (15) days of receiving them.

If the Registration Statement has not been filed by the Filing Date (the “Filing Date Requirement”), or the SEC has not declared the Registration Statement effective by the Effectiveness Deadline (the “Effective Date Requirement”), the Company will be liable to the Subscribers for partial liquidated damages, in each instance, in the amount equal to the product of (i) 0.167 and (ii) 2% of the aggregate Subscription Amounts for all of the Subscribers. The Company shall be further liable to the same extent for each subsequent 30 day period in which the Filing Date Requirement or the Effective Date Requirement, as the case may be, has not been met, subject to an overall limit of up to 15 months of partial liquidated damages.

Furthermore, the Registration Statement shall cover the resale of 100% of the Registrable Securities (as defined below), including the Shares sold in the PPO, on an offering to be made on a continuous basis pursuant to Rule 415; provided, however, that if 100% of the Registrable Securities hereunder shall equal or exceed 30% of the issued and outstanding Common Stock of the Company (less any shares of Common Stock held by affiliates of the Company) on the actual filing date of the initial Registration Statement, at the Company’s sole election the initial Registration Statement shall register a number of Registrable Securities which is equal to 30% of the issued and outstanding shares of Common Stock of the Company (less any shares of Common Stock held by affiliates of the Company) on such actual filing date minus 10,000 shares of Common Stock, and the remaining Registrable Securities shall be subject to Section 4(i). In such event, the number of Registrable Securities to be registered for each holder and each Subscriber shall be reduced pro-rata among all holders of Registrable Securities and all Subscribers. (For example, in the event the Company successfully sells the Maximum Offering Amount, there are expected to be approximately 70,010,050 shares of the Company’s Common Stock issued and outstanding (of which approximately 17,838,518 are expected to be held by affiliates of the Company). Therefore, 30% of which (less any shares of Common Stock held by affiliates of the Company) shall amount to approximately 15,651,460 shares of Common Stock, and the number of Registrable Securities to be registered for each holder and each Subscriber shall correspondingly be reduced pro-rata among all holders of Registrable Securities and all Subscribers; resulting in approximately 3,549,762 Shares being registered in the initial Registration Statement.)

“Registrable Securities” shall mean the Shares, 2,357,143 shares of Common Stock issued pursuant to the private placement offering concluded on December 29, 2006, 16,582,621 shares of Common Stock issued pursuant to the private placement offering concluded on May 29, 2007 and any other securities issued or issuable with respect to or in exchange for Registrable Securities; provided, that, a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the 1933 Act, or (B) such security becoming eligible for sale by the Investors pursuant to Rule 144(k).

(g) Regulation S Compliance. (i) Neither the Company, its affiliates nor any persons acting on its or their behalf (other than the Placement Agent, its affiliates or any person acting on their behalf, in respect of which no representation is made), will engage in: (A) any offer to sell or any solicitation of an offer to buy, any Shares to any person in the United States or to a U.S. Person (as defined in Rule 902(k) of Regulation S), or a person that is purchasing for the account or benefit of a U.S. Person, or a person who is not an “accredited investor” under Regulation D promulgated under the 1933 Act; (B) any sale of Shares to any Subscriber unless, at the time the buy order will have been originated, the Subscriber was outside the United States, and was not a U.S. Person, and was not purchasing for the account or benefit of a U.S. Person or person in the United States, or the Company, its affiliates or persons acting on its behalf reasonably believed that such purchaser was outside the United States and was not a U.S. Person, and was not purchasing for the account or benefit of a U.S. Person or a person in the United States, and is an “accredited investor” under Regulation D promulgated under the 1933 Act; or (C) any Directed Selling Efforts (as defined in Rule 902(c) of Regulation S) with respect to any of the Shares.

(ii) Neither the Company nor any of its affiliates, nor any person acting on its or their behalf (other than the Placement Agent, its affiliates or any person acting on their behalf, in respect of which no representation is made), during the period in which the Shares will be offered for sale, will take any action that would cause the exemption from registration afforded by Rule 903 of Regulation S to be unavailable for offers and sales of the Shares outside the United States in accordance with this Agreement.

(iii) All Offering Documents used in connection with offers and sales of the Shares prior to the expiration of the Distribution Compliance Period (as defined in Rule 902(f) of Regulation S) will include statements to the effect that the Shares have not been registered under the 1933 Act and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. Persons or persons in the United States unless registered under the 1933 Act or an exemption from the registration requirements of the 1933 Act is available. Such statements will appear (A) on the cover or inside cover page of any material or document; (B) in the plan of distribution section of any prospectus or offering memorandum; and (C) in any advertisement made or issued by the Company, any of its affiliates or any person acting on its or their behalf (other than the Company, Placement Agent, its respective affiliates, or any person acting on any of their behalf, in respect of which no representation is made).

(iv) The Company reserves the right to also sell the Shares to Accredited Investors who are U.S. Persons via an exemption, if available, from registration under Section 4(2) of, and/or Regulation D promulgated under, the Securities Act of 1933, as amended. However, this Agreement does not constitute an offer to sell or the solicitation of an offer to buy securities in the United States or to U.S. Persons.

(h) Share Reservation. The Company shall reserve from its authorized but unissued Common Stock an aggregate of 5,555,556 Shares for issuance to Subscribers in the Offering.

(i) If during the Effectiveness Period, the number of Shares then registered in the initial Registration Statement as contemplated by the proviso regarding registration of Shares in Section 4(f) above, is less than 100% of the number of such Shares, then, upon the written request of Subscribers holding at least 30% of the Shares, the Company shall use its best efforts to file as soon as reasonably practicable, an additional Registration Statement covering the resale by the Subscribers of not less than the difference between 100% of Shares and the number of Shares in the initial Registration Statement. Subject to the terms of this Agreement, the Company shall use its best efforts to cause a Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the applicable Effectiveness Deadline, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold, or may be sold without volume restrictions pursuant to Rule 144(k), as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders (the “Effectiveness Period”).

5. Restrictions on Issuances of Securities.

During the period commencing on the date hereof and ending on the earlier of (i) the Closing or (ii) the PPO Termination Date, the Company will not, without the prior written consent of the Placement Agent, issue additional shares of Common Stock of the Company. Notwithstanding the foregoing, this Section 5 shall not apply in respect of an Exempt Issuance.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, consultants (up to 500,000 shares), officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the members of the Board of Directors of the Company or a majority of the members of a committee of directors established for such purpose, including, but not limited to, shares of Common Stock registered pursuant to a Registration Statement filed on Form S-8 with the SEC, (b) securities upon the exercise or exchange of or conversion of any Shares issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (d) securities issued with the prior written consent of the Placement Agent.

6. Representations, Warranties and Covenants of the Placement Agent.

For the purpose of this Section 6, the term “Placement Agent” includes Placement Agent and its agents. Placement Agent represents and warrants to, and agrees with the Company as follows:

(a) Regulation S Compliance. Neither the Placement Agent, its affiliates nor any persons acting on its or their behalf, will engage in : (i) any offer to sell or any solicitation of an offer to buy, any Shares to any person in the United States or to a U.S. Person (as defined in Rule 902(k) of Regulation S), or a person that is purchasing for the account or benefit of a person in the United States or a U.S. Person, or a person who is not an “accredited investor” under Regulation D promulgated under the 1933 Act; (ii) any sale of Shares to any purchaser unless, at the time the buy order was or will have been originated, the purchaser was outside the United States and not a U.S. Person, and was not purchasing the Shares for the account or benefit of a U.S. Person or person in the United States, or the Placement Agent, its affiliates or persons acting on its behalf reasonably believed that such purchaser was outside the United States and not a U.S. Person, as that term is defined in Regulation S under the 1933 Act, and was not purchasing the Shares for the account or benefit of a U.S. Person or person in the United States, and is a person who is an “accredited investor” under Regulation D promulgated under the 1933 Act; (iii) any Directed Selling Efforts (as defined in Rule 902(c) of Regulation S) either during the distribution of the Shares or during the Distribution Compliance Period (as defined in Rule 902(f) of Regulation S); or (iv) any hedging transactions with respect to any of the Shares during the Distribution Compliance Period except in compliance with the 1933 Act.

(b) Placement Agent will not take any action or actions (i) in violation of the requirements of Regulation S, (ii) that would cause the Offering of Shares to be subject to registration under the Securities Act, other than as a result of direct actions by the Company, (iii) that would cause the Issuer to be subject to registration as an “investment company” under the Investment Company Act, (iv) in violation of any rules of the National Association of Securities Dealers, Inc. (“NASD”) or the SEC, or (v) other than in accordance with the terms set forth in this Agreement and the Memorandum.

(c) Placement Agent agrees that it is not authorized to give any information or make any representation in connection with the offering, issue, purchase and sale of the Shares other than those representations or that information contained in the Memorandum or any other publicly available written information regarding the Issuer, the source of which has been accurately identified.  In offering Shares for sale, Placement Agent will not offer Shares for sale, or solicit any offers to buy any Shares, or otherwise negotiate with any person in respect of Shares, on the basis of any communications or documents relating to Shares or any investment therein or to the Issuer or to any investment therein, other than the Memorandum, information otherwise furnished in writing to Placement Agent by Issuer specifically for such purpose, or any other document, and any cover or transmittal letter, satisfactory in form and substance to the Issuer and counsel for the Issuer.  Placement Agent and its personnel will not make any statement regarding the Issuer or the offering of Shares that is false or materially misleading

(d) Placement Agent has not, prior to the date of this Agreement, engaged in any activities with respect to the Shares that would be inconsistent with this Section.  Any affiliate of Placement Agent, and any person acting on its or their behalf, has complied and/or will be required to comply with the terms of this Agreement.  Placement Agent shall provide from time to time upon request of Issuer certificates of its compliance with the requirements of this Agreement and applicable law in connection with its placement agent activities on behalf of the Issuer.

(e) Placement Agent shall make reasonable efforts to assist the Issuer in obtaining performance by each person or entity whose offer to purchase Shares has been solicited by Placement Agent and accepted by the Issuer.

(f) This Agreement has been duly authorized, executed and delivered by Placement Agent and, when executed and delivered by Placement Agent, will constitute a valid and legally binding obligation of Placement Agent enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(g) Delivery of Memorandum. Prior to or simultaneously with the sale by the Company to any purchaser of any of the Shares pursuant hereto, the Placement Agent will furnish to such purchaser a copy of the Memorandum (and any amendment thereof or supplement thereto that the Company shall have furnished to the Placement Agent prior to the date of such sale).

(h) Qualification to Act. The Placement Agent represents and warrants to the Company that it is or will be qualified to act in each jurisdiction in which it will offer and sell the Shares.

(i) Authorization. The Placement Agent represents and warrants to the Company that the person who has signed this Agreement on its behalf is duly authorized to so sign, and this Agreement is a valid and binding obligation of the Placement Agent, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies and except that enforceability of the indemnification and contribution provisions set forth thereunder and hereunder may be limited by the federal securities laws of the United States or state securities laws or public policies related thereto.

(j) Investors. The Placement Agent shall not offer and sell the Shares to any prospective Subscriber if the Placement Agent has reason to believe that material information supplied or the representations and warranties made by that person are not fully accurate.
7. Indemnification.

(a) The Company agrees to indemnify and hold harmless the Placement Agent and each Selected Dealer, if any, and their respective shareholders, directors, officers, agents and controlling persons (an “Agent Indemnified Party”) against any and all loss, liability, claim, damage and expense whatsoever (and all actions in respect thereof), and to reimburse the Placement Agent for reasonable legal fees and related expenses as incurred (including, but not limited to the costs of investigating, preparing or defending any such action or claim whether or not in connection with litigation in which the Placement Agent is a party and the costs of giving testimony or furnishing documents in response to a subpoena or otherwise), caused by or arising out of (i) any untrue statement or alleged untrue statement of a material fact contained in the Transaction Documents or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided, however, that the Company shall not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement of a material fact or alleged untrue statement or a material fact provided by the Placement Agent in writing to the Company), (ii) any violation by the Company of applicable securities laws, or otherwise arising out of the Placement Agent’s engagement hereunder, except in respect of any matters as to which the Placement Agent shall have been adjudicated to have acted with gross negligence, or (iii) any breach by the Company of any of its representations, warranties or covenants contained in this Agreement; provided, however, that in the case of each of clauses (ii) and (iii) hereof, there has been a final adjudication of such violation or breach by a court of competent jurisdiction.

(b) The Placement Agent agrees to indemnify and hold harmless the Company and its shareholders, directors, officers, agents and controlling persons (a “Company Indemnified Party” and, together with an Agent Indemnified Party, an “Indemnified Party”) against any and all loss, liability, claim, damage and expense whatsoever (and all actions in respect thereof), and to reimburse the Company for reasonable legal fees and related expenses as incurred (including, but not limited to the costs of investigating, preparing or defending any such action or claim whether or not in connection with litigation in which the Company is a party and the costs of giving testimony or furnishing documents in response to a subpoena or otherwise), caused by or arising out of (i) any breach by the Placement Agent of any of its representations, warranties and covenants contained in this Agreement, or (ii) any violation by the Placement Agent of applicable securities laws, or otherwise arising out of the Placement Agent’s engagement hereunder, except in respect of any matters as to which the Company shall have been adjudicated to have acted with gross negligence; provided, however, that in the case of each of clauses (i) and (ii) hereof, there has been a final adjudication of such breach or violation by a court of competent jurisdiction; and provided, however, that the aggregate liability of the Placement Agent under this Section 7(b) shall not exceed an amount equal to the aggregate placement fees received by the Placement Agent pursuant to Section 3(d)(i) or Section 3(d)(ii) hereof.

(c) Promptly after receipt by an Indemnified Party under this Section of notice of the commencement of any action, the Indemnified Party will, if a claim in respect thereof is to be made against the party from whom indemnification is sought under this Section 7 (the “Indemnifying Party”), notify in writing the Indemnifying Party of the commencement thereof; but the omission so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party otherwise under this Section except to the extent the defense of the claim is prejudiced. In case any such action is brought against an Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Indemnifying Party to the Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to the Indemnified Party under this Section for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation (provided the Indemnifying Party has been advised in writing that such investigation is being undertaken). The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Party if the Indemnifying Party has assumed the defense of the action with counsel reasonably satisfactory to the Indemnified Party; provided that the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Party if (i) the employment of such counsel has been specifically authorized in writing by the Indemnifying Party or (ii) the named parties to any such action (including any impleaded parties) include both the Indemnified Party or Parties and the Indemnifying Party and, in the reasonable judgment of counsel for the Indemnified Party, it is advisable for the Indemnified Party or Parties to be represented by separate counsel due to an actual conflict of interest (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of an Indemnified Party or Parties), it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all the Indemnified Parties. No settlement of any action against an Indemnified Party shall be made unless such an Indemnified Party is fully and completely released in connection therewith.

8. Contribution.

To provide for just and equitable contribution, if an Indemnified Party makes a claim for indemnification pursuant to Section 7 but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, then the Company (including for this purpose any contribution made by or on behalf of any officer, director, employee or agent for the Company, or any controlling person of the Company), on the one hand, and the Placement Agent and any Selected Dealers (including for this purpose any contribution by or on behalf of an Indemnified Party), on the other hand, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent and the Selected Dealers, on the other hand; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Placement Agent and the Selected Dealers in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. In no case shall the Placement Agent or a Selected Dealer be responsible for a portion of the contribution obligation in excess of the compensation received by it or the Selected Dealers, as the case may be. No person guilty of a fraudulent misrepresentation shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls the Placement Agent or a Selected Dealer within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act and each officer, director, stockholder, employee and agent of the Placement Agent or a Selected Dealer, shall have the same rights to contribution as the Placement Agent or the Selected Dealer, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act and each officer, director, employee and agent of the Company, shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 8. Anything in this Section 8 to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 8 is intended to supersede any right to contribution under the 1933 Act, the 1934 Act, or otherwise.

9. Miscellaneous.

(a) Survival. Any termination of any offering hereunder without consummation thereof shall be without obligation on the part of any party except that the indemnification provided in Section 7 hereof and the contribution provided in Section 8 hereof shall survive any termination and shall survive the Closing for a period of two years.

(b) Representations, Warranties and Covenants to Survive Delivery. The respective representations, warranties, indemnities, agreements, covenants and other statements as of the date hereof and as of the date of Closing shall survive execution of this Agreement and delivery of the Shares and the termination of this Agreement for a period of one year after such respective event.

(c) No Other Beneficiaries. This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and no other person, firm or corporation shall have any third-party beneficiary or other rights hereunder.

(d) Governing Law; Resolution of Disputes. This Agreement shall be governed by and construed in accordance with the law of the State of New York without regard to conflict of law provisions. The Placement Agent and the Company will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation. Should such attempts fail, then the dispute will be mediated by a mutually acceptable mediator to be chosen by the Placement Agent and the Company within 15 days after written notice from either party demanding mediation. Neither party may unreasonably withhold consent to the selection of a mediator, and the parties will share the costs of the mediation equally. Any dispute which the parties cannot resolve through negotiation or mediation within six months of the date of the initial demand for it by one of the parties may then be submitted to the courts for resolution. The use of mediation will not be construed under the doctrine of latches, waiver or estoppel to affect adversely the rights of either party. Nothing in this paragraph will prevent either party from resorting to judicial proceedings if (a) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (b) interim relief from a court is necessary to prevent serious and irreparable injury.

(e) Counterparts. This Agreement may be signed in counterparts with the same effect as if both parties had signed one and the same instrument.

(f) Notices. Any communications specifically required hereunder to be in writing, if sent to the Placement Agent, will be sent by overnight courier providing a receipt of delivery or by certified or registered mail to it at International Capital Partners SA, Rue de Rhone 59, 1204 Geneva Switzerland, Att: Domingo Zapata with a copy to Gottbetter & Partners, 488 Madison Ave., 12th Floor, New York, NY10022, Att: Scott Rapfogel and if sent to the Company, will be sent by overnight courier providing a receipt of delivery or by certified or registered mail to it at 999 West Hastings Street, Suite 510, Vancouver A1 V6C 2W2, Attn: Mr. Paul Gothard, with a copy to Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, New York 10006, Attn: Richard A. Friedman.

(g) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the matters herein referred and supersedes all prior agreements and understandings, written and oral, between the parties with respect to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived or terminated orally, except by an instrument in writing signed by the party against which enforcement of the change, waiver or termination is sought.

If the Placement Agent finds the foregoing is in accordance with its understanding with the Company, kindly sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Placement Agent the Company.

Very truly yours, MALIBU MINERALS, INC.

By:	/s/ Paul Gothard
Name: Paul Gothard Title: Chief Financial Officer

Agreed:

INTERNATIONAL CAPITAL PARTNERS SA

/s/ Domingo Zapata
Name: Domingo Zapata Title: Chairman

SCHEDULE 2(c)

SEC DOCUMENTS: FINANCIAL STATEMENTS

Pursuant to Item 9.01(b) of Form 8-K, the Company shall furnish with the SEC within 71 days of June 4, 2007, the required pro formal financial information pursuant to Article 11 of Regulation S-X regarding its acquisition of Flex Fuels.

The Company also intends to promptly file its tax return for the fiscal year ended December 31, 2006 with the appropriate state and federal agencies.

SCHEDULE 2(h)

TAXES

The Company intends to promptly file its tax return for the fiscal year ended December 31, 2006 with the appropriate state and federal agencies.

SCHEDULE 2(o)

APPLICATION OF TAKEOVER PROTECTIONS; RIGHTS AGREEMENT

There are Change of control provisions in executive contracts and, subject to the adoption by the board of directors of the Company of a form of a Incentive Stock Option Plan (the “Plan”), in the Plan; such that upon an occurrence of a corporate transaction or an event constituting a “Change of Control”, all of the directors of the Company would be entitled to compensation as stated in their respective agreements.

For purposes of the Stock Option Plan, (i) “Change of Control” means a sale of all or substantially all of the Company's assets, or any merger or consolidation of the Company with or into another corporation, or if a “person” or “group” within the meaning of Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934 (the “Exchange Act”), becomes the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of Employer (including options, warrants, rights and convertible and exchangeable securities) representing 30% or more of the combined voting power of the Company’s then outstanding securities in any one or more transactions, other than a merger or consolidation in which the holders of more than 50% of the shares of capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by the voting securities remaining outstanding or by their being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company, or such surviving entity, outstanding immediately after such transaction; and (ii) "Corporate Transaction" means a dissolution or liquidation of the Company, a sale of all or substantially all of the Company's assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation.

SCHEDULE 4(d)

Press Releases, Etc

In light of the acquisition of Flex Fuels Energy Limited (the “Acquisition”), the Company intends to effectuate its name change from Malibu Minerals, Inc. to Flex Fuels Energy, Inc. and intends to further publish a press release regarding the same and relevant details of the Acquisition.